UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2009

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2009 the Board of Directors (the "Board") of Arbitron Inc. (the "Company") adopted a resolution increasing the number of persons comprising the Board from eight to nine and elected Michael P. Skarzynski, the Company’s President and Chief Executive Officer, as a member of the Board to serve until the next annual meeting of stockholders of the Company and until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal. The Board also appointed Mr. Skarzynski to serve as a member of the Executive Committee of the Board.

The election of Mr. Skarzynski was pursuant to the terms of an Executive Employment Agreement by and between the Company and Mr. Skarzynski previously disclosed in a Current Report on Form 8-K filed by the Company on January 12, 2009, which Current Report on Form 8-K is incorporated herein by reference.

The Company has determined that there are no related person transactions between the Company and Mr. Skarzynski within the meaning of Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

January 22, 2009	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary